140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20180364111-37
Barbara K. Cegavske (signature) Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/16/2018 4:56 PM
	Entity Number E0127052010-3

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

IZEA WORLDWIDE, INC.
Name of **merging** entity

NEVADA — Jurisdiction
CORPORATION — Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

and,

IZEA, INC.
Name of **surviving** entity

NEVADA — Jurisdiction
CORPORATION — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn:

c/o:

3) **Choose one:**

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) **Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):**

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

IZEA WORLDWIDE, INC.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

IZEA, INC.
Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I of the Articles of Incorporation of IZEA, INC. dated March 22, 2010, as amended, is hereby amended and restated in its entirety to read as follows:

"The name of the corporation is IZEA Worldwide, Inc. (the "Corporation")."

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: 08/20/2018 **Time:** 3:00 am

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

IZEA WORLDWIDE, INC.
Name of **merging** entity

X [signature] | President | 8/16/18
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

and,

IZEA, INC.
Name of **surviving** entity

X [signature] | President | 8/16/18
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "Agreement"), dated as of August 16, 2018, is entered into by and between IZEA, INC., a Nevada corporation ("Surviving Entity"), and IZEA WORLDWIDE, INC., a Nevada corporation (the "Merging Entity").

WITNESSETH:

WHEREAS, the Merging Entity is a wholly-owned subsidiary of the Surviving Entity;

WHEREAS, a parent domestic corporation owning at least ninety percent of the outstanding shares of each class of stock of a subsidiary corporation entitled to vote on a merger may merge the subsidiary into itself pursuant to NRS 92A.180 without shareholder approval; and

WHEREAS, the Board of Directors of the Surviving Entity has determined that it is advisable and in the best interests of the Surviving Entity for the Merging Entity to merge with and into the Surviving Entity upon the terms and subject to the conditions provided in this Agreement and have, by resolutions duly adopted, approved this Agreement;

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

CONSTITUENTS OF THE MERGER

The constituent entities of the merger contemplated by this Agreement (the "Merger") are the Surviving Entity and the Merging Entity. Each constituent entity is a Nevada corporation organized pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes.

1.1 Merging Entity. The name and address of the Merging Entity are as follows:

(i) Name: IZEA WORLDWIDE, INC.

(ii) Address: 480 N. ORLANDO AVENUE SUITE 200,
WINTER PARK, FLORIDA 32789

1.2 Surviving Entity. The name and address of the Surviving Entity are as follows:

(i) Name: IZEA, INC.

(ii) Address: 480 N. ORLANDO AVENUE SUITE 200,
WINTER PARK, FLORIDA 32789

ARTICLE 2

AGREEMENT AND PLAN OF MERGER

2.1 Adoption of Plan. The Surviving Entity and the Merging Entity hereby adopt the plan of merger contemplated by this Agreement pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes and Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. The Merger shall be accomplished in accordance with the relevant Nevada law.

2.2 Effective Time. The parties shall cause Articles of Merger substantially in the form attached hereto as **Exhibit A** to be executed by their respective representatives and filed with the Secretary of State of the State of Nevada. The Merger shall become effective at 6:00 a.m. (EST) on August 20, 2018 (the "Effective Time").

2.3 Effect of Merger. When the Merger becomes effective:

(i) the separate existence of the Merging Entity shall cease, and the Merging Entity shall be merged with and into the Surviving Entity;

(ii) the Articles of Incorporation of the Surviving Entity in effect at the Effective Time shall continue as the Articles of Incorporation of the Surviving Entity *provided however* that the Articles of Incorporation of the Surviving Entity shall be amended to reflect the change of the name of the Surviving Entity to IZEA WORLDWIDE, INC.;

(iii) the Bylaws of the Surviving Entity in effect at the Effective Time shall become the Bylaws of the Surviving Entity;

(iv) each officer of the Surviving Entity who is a duly appointed and presently serving officer of the Surviving Entity immediately prior to the Effective Time shall automatically continue to be and serve as an officer of the Surviving Entity;

(v) each director of the Surviving Entity who is a duly elected and presently serving director on the Board of Directors of the Surviving Entity immediately prior to the Effective Time shall automatically continue to be and serve as a director of the Surviving Entity until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Entity or the Bylaws of the Surviving Entity;

(vi) without further transfer, act or deed, the separate existence of the Merging Entity shall cease, and the Surviving Entity shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of the Merging Entity;

(vii) each and all of the rights, privileges, powers and franchises of the Merging Entity, and all property, real, personal and mixed, and all debts due to the Merging Entity on whatever account, and other things in action or belonging to the Merging Entity shall be vested in the Surviving Entity;

(viii) and all property, rights, privileges, powers and franchises, and each and

every other interest of the Merging Entity shall be thereafter as effectually the property of the Surviving Entity as they were of the Merging Entity, and the title to any real estate vested by deed or otherwise in the Merging Entity shall not revert or be in any way impaired by reason of the Merger; and

(ix) all rights of creditors of the Merging Entity and all liens upon any property of the Merging Entity shall be preserved unimpaired and all debts, liabilities and duties of the Merging Entity shall thenceforth attach to the Surviving Entity and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

2.4 Further Assurances. The parties agree that if, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any further deeds, assignments or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Entity title to any property or rights of the Merging Entity, the Surviving Entity and its officers may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Entity and otherwise to carry out the purposes of this Agreement, in the name of the Merging Entity or otherwise.

ARTICLE 3

CONVERSION OF SHARES

3.1 Merging Entity Stock. Each share of stock in the Merging Entity issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, no longer be deemed outstanding and shall be cancelled.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1 Waiver and Amendment. This Agreement may be amended only by the written consent of the Merging Entity and the Surviving Entity.

4.2 Termination. This Agreement may be terminated and the Merger and other transactions provided for by this Agreement abandoned at any time prior to the Effective Time, whether before or after adoption and approval of this Agreement by the Merging Entity and/or the Surviving Entity.

4.3 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the Merger and supersedes all prior and concurrent arrangements, letters of intent or understandings relating to the Merger.

4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when one or more counterparts has been signed by each of the parties and delivered to each of the parties.

4.5 Headings. The article, section and paragraph headings in this Agreement are intended principally for convenience and shall not, by themselves, determine rights and obligations of the parties to this Agreement.

4.6 No Waiver. No waiver by any part of any condition, or the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term or covenant contained in this Agreement.

4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within the State of Nevada.

[Remainder of page intentionally left blank]

[Signature page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

"Merging Entity"

IZEA WORLDWIDE, INC.,
a Nevada corporation

By: [signature]

Print: Edward H. Murphy

Its: President

"Surviving Entity"

IZEA, INC., a Nevada corporation

By: [signature]

Print: Edward H. Murphy

Its: President & CEO